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                                                                   EXHIBIT 23.01

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Temple-Inland Inc. for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our reports dated January 31, 1997, with respect to the consolidated financial statements of Temple-Inland Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December, 28, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP

Houston, Texas

March 13, 1997